Exhibit 10.32

                                 STEELCLOUD INC.

                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT made this 8th day of June, 2004 by and between STEELCLOUD, INC., a Virginia corporation, having an office at 1306 Squire Court, Sterling, Virginia 20166 (hereinafter referred to as "Employer") and KEVIN MURPHY, an individual residing at 4331 Amnesty Place, Fairfax, VA 22030 (hereinafter referred to as "Employee");

                              W I T N E S S E T H:

                  WHEREAS, Employer employs, and desires to continue to employ, Employee as Chief Financial Officer and Vice President of Administration of Employer; and

                  WHEREAS, Employee is willing to continue to be employed as the Chief Financial Officer and Vice President of Administration in the manner provided for herein, and to perform the duties of the Chief Financial Officer and Vice President of Administration of Employer upon the terms and conditions herein set forth;

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

                  1. EMPLOYMENT OF CHIEF FINANCIAL OFFICER AND VICE PRESIDENT ADMINISTRATION. Employer hereby employs Employee as Chief Financial Officer and Vice President of Administration.

                  2. TERM.

                     a. Subject to Section 9 and Section 10 below, the term of this Agreement shall be for a period of thirty-six (36) months commencing on June 8th, 2004 (the "Term"). The Term of this Agreement shall be automatically extended for additional one (1) year periods, unless either party notifies the other in writing at least ninety (90) days prior to the expiration of the then existing Term of its intention not to extend the Term. During the Term, Employee shall devote substantially all of his business time and efforts to Employer and its subsidiaries and affiliates.

                  3. DUTIES. The Employee shall perform those functions generally performed by persons of such title and position, shall attend all meetings of the stockholders and the Board, shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Board, and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer. Employee shall report directly and solely to the Board.



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                     The Employee shall execute such certifications of the
Company's financial statements as required by Federal or State securities laws or the rules and regulations of any exchange, including NASDAQ, on which the Company's securities are traded. Provided, however, if the Employee feels that he cannot execute any such certificate, he will promptly notify the Audit Committee of the Board of Directors in writing, which notice shall include a detailed description of why the Employee cannot or will not execute the certification in question.

                  4. COMPENSATION.

                     a. (i) Employee shall be paid a minimum of $170,000 per year during the Term of this Agreement. Employee shall be paid periodically in accordance with the policies of the Employer during the term of this Agreement, but not less than monthly.

                         (ii) Employee is eligible for an annual bonus, if any,
which will be determined and paid in accordance with policies, set from time to time by the Board.

                     b. Employer shall include Employee in its health insurance program available to Employer's executive officers and shall pay 100% of the premiums for such program.

                     c. Employee shall have the right to participate in any other employee benefit plans established by Employer, including but not limited to, the benefits set forth on Schedule A hereto and any defined compensation agreement approved by the Board of Directors for executives of the Employer.

                     d. Employee shall be entitled to a monthly automobile allowance of $500.

                     e. (i) In the event of a "Change of Control" whereby:

         (A) A person (other than a person who is an officer or a Director of Employer on the effective date hereof), including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of Employer securities having 30% or more of the combined voting power of then outstanding securities of the Employer that may be cast for the election of directors of the Employer;

         (B) At any time, a majority of the Board-nominated slate of candidates for the Board is not elected;

         (C) Employer consummates a merger in which it is not the surviving entity;

         (D) Substantially all Employer's assets are sold; or

         (E) Employer's stockholders approve the dissolution or liquidation of Employer; then




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         (ii) (A) All stock options and warrants ("Rights") granted by Employer to Employee under any plan or otherwise prior to the effective date of the Change of Control, shall become vested, accelerate and become immediately exercisable; and in addition the employee, at his option, shall receive a special compensation payment for the exercise cost of all vested options upon exercising those options any time within twelve months after the effective date of the change of control, adjusted for any stock splits and capital reorganizations having a similar effect, subsequent to the effective date hereof. In the event Employee owns or is entitled to receive any unregistered securities of Employer, then Employer shall use its best efforts to effect the registration of all such securities as soon as practicable, but no later than 120 days after the effective date of the registration statement; provided, however, that such period may be extended or delayed by Employer for one period of up to 60 days if, upon the advice of counsel at the time such registration is required to be filed, or at the time Employer is required to exercise its best efforts to cause such registration statement to become effective, such delay is advisable and in the best interests of Employer because of the existence of non-public material information, or to allow Employer to complete any pending audit of its financial statements;

                  (B) If at any time within three years of the said Change of Control, Employee is not retained by Employer or the surviving entity, as applicable, under terms and conditions substantially similar to those herein, or if Employee's duties require employee to move to a location not acceptable to Employee, then in addition, Employee shall be eligible to receive a one-time cash bonus, equal on an after-tax basis to three times his average compensation for the three previous fiscal years. Such compensation shall include salary, bonus, and restricted stock awards. Said bonus shall be paid within thirty (30) days of the Change of Control.

                  5. EXPENSES. Employee shall be reimbursed for all of his actual out-of-pocket expenses incurred in the performance of his duties hereunder, provided such expenses are acceptable to Employer, which approval shall not be unreasonably withheld, for business related travel and entertainment expenses, and that Employee shall submit to Employer reasonably detailed receipts with respect thereto.

                  6. VACATION. Employee shall be entitled to receive four (4) weeks paid vacation time after each year of employment upon dates agreed upon by Employer. Upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the salary rate of Employee in effect at the time of employment separation.

                  7. SECRECY. At no time shall Employee disclose to anyone any confidential or secret information (not already constituting information available to the public) concerning (a) internal affairs or proprietary business operations of Employer or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods. The Employer may require the Employee to enter into a separate Non Disclosure Agreement during the term hereof.



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                  8. COVENANT NOT TO COMPETE.

         (a) Subject to, and limited by, Section 10(b), Employee will not, at any time, during the term of this Agreement, and for one (1) year thereafter, either directly or indirectly, engage in, with or for any enterprise, institution, whether or not for profit, business, or company, competitive with the business (as identified herein) of Employer as such business may be conducted on the date thereof, as a creditor, guarantor, or financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, director, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity; provided, that an investment by Employee, his spouse or his children is permitted if such investment is not more than four percent (4%) of the total debt or equity capital of any such competitive enterprise or business and further provided that said competitive enterprise or business is a publicly held entity whose stock is listed and traded on a national stock exchange or through the NASDAQ Stock Market. As used in this Agreement, the business of Employer shall be deemed to include the manufacturing and marketing of computer systems.

         (b) For a period one year from the date of termination of this agreement Employee shall not contact or solicit any of the Company's customers, employees or suppliers.

9.  TERMINATION.

                     a.  TERMINATION BY EMPLOYER

                         (i) Employer may terminate this Agreement upon written
notice for Cause. For purposes hereof, "Cause" shall mean (A) Employee's misconduct as could reasonably be expected to have a material adverse effect on the business and affairs of Employer, (B) the Employee's disregard of lawful instructions of Employer's Board of Directors consistent with Employee's position relating to the business of Employer or neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on the business and affairs of Employer, (C) engaging by the Employee in conduct that constitutes activity in competition with Employer; (D) the conviction of Employee for the commission of a felony; and/or (E) the habitual abuse of alcohol or controlled substances. Notwithstanding anything to the contrary in this Section 9(a)(i), Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall have first received notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 10 business days from the date Employee receives the notice from the Board) to correct the acts or omissions so complained of. In no event shall alleged incompetence of Employee in the performance of Employee's duties be deemed grounds for termination for Cause. This agreement automatically shall terminate upon the death of Employee; except that Employee's estate shall be entitled to receive any amount accrued under Section 4(a).



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                         (ii) This agreement automatically shall terminate upon
the death of Employee; except that Employee's estate shall be entitled to receive any amount accrued under Section 4(a).

                     b.       TERMINATION BY EMPLOYEE

                         (i) Employee shall have the right to terminate his
employment under this Agreement upon 30 days' notice to Employer given within 90 days following the occurrence of any of the following events (A) through (F) or within three years following the occurrence of event (G):

                              (A) Employee is not elected or retained as Chief
Financial Officer and Vice President of Administration.

                              (B) Employer acts to materially reduce Employee's
duties and responsibilities hereunder. Employee's duties and responsibilities shall not be deemed materially reduced for purposes hereof solely by virtue of the fact that Employer is (or substantially all of its assets are) sold to, or is combined with, another entity, provided that Employee shall continue to have the same duties and responsibilities with respect to Employer's business, and Employee shall report directly to the chief executive officer and/or board of directors of the entity (or individual) that acquires Employer or its assets.

                              (C) Employer acts to change the geographic
location of the performance of Employee's duties from the Washington, D.C. Metropolitan area. For purposes of this Agreement, the Washington D.C. Metropolitan area shall be deemed to be the area within 60 miles of Washington, D.C.

                              (D) A Material Reduction (as hereinafter defined)
in Employee's rate of base compensation, or Employee's other benefits. "Material Reduction" shall mean a ten percent (10%) differential;

                              (E) A failure by Employer to obtain the assumption
of this Agreement by any successor;

                              (F) A material breach of this Agreement by
Employer, which is not cured within thirty (30) days of written notice of such breach by Employer;

                              (G) A Change of Control.

                         (ii) Anything herein to the contrary notwithstanding,
Employee may terminate this Agreement upon thirty (30) days written notice.




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                         (iii) If Employee shall terminate this Agreement under
Section 9(b)(i), Employee shall be entitled to receive twelve (12) months salary, at his then current yearly salary rate, for each year of service performed prior to such termination (the "Severance Payment"), and Employer shall pay 100% of the C.O.B.R.A. premiums for eighteen (18) months after such termination. Other than the Severance Payment and the payment of C.O.B.R.A. premiums described in this section 9(c), Employer shall have no further obligation to compensate Employee pursuant to Section 4 above. If Employee shall terminate this Agreement pursuant to Section 9(b)(ii), Employee shall not be entitled to any additional compensation as provided in Section 4.

         10. CONSEQUENCES OF BREACH BY EMPLOYER; EMPLOYMENT TERMINATION

                     a. If this Agreement is terminated pursuant to Section 9(b)(i) hereof, or if Employer shall terminate Employee's employment under this Agreement in any way that is a breach of this Agreement by Employer, the following shall apply:

                         (i) Employee shall be entitled to receive the Severance
Payment, and Employer shall pay 100% of the C.O.B.R.A. premiums for eighteen
(18) months after such termination. Other than the Severance Payment and the payment of C.O.B.R.A. premiums described in Section 9(c) above, Employer shall have no further obligation to compensate Employee pursuant to Section 4 above; and

                         (ii) Employee shall be entitled to payment of any
previously declared bonus as provided in Section 4(a) above.

                     b. In the event of termination of Employee's employment pursuant to Section 9(b)(i) of this Agreement, the provisions of Section 8 shall not apply to Employee.

                  11.      REMEDIES

                     Employer recognizes that because of Employee's special talents, stature and opportunities in the computer industry, and because of the special creative nature of and compensation practices of said industry and the material impact that individual projects can have on the Company's results of operations, in the event of termination by Employer hereunder (except under Section 9(a)(i) or (iii), or in the event of termination by Employee under
Section 9(b)(i) before the end of the agreed term, the Employer acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses and the exercisability of Rights constitute fair and reasonable provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts' Employee might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.



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                  12. EXCISE TAX. In the event that any payment or benefit
received or to be received by Employee in connection with a termination of his employment with Employer would constitute a "parachute payment" within the meaning of Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code Section 4999 or any similar or successor provision then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Employee on a "grossed-up" basis for any income taxes attributable to Employee by reason of such Employer payment and reimbursements.

                  13. ATTORNEYS' FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

                  14. ENTIRE AGREEMENT; SURVIVAL. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

                     b. The provisions of Sections 4, 7, 8, 9(a)(ii), 9(c), 10, 11, 12, 14, 16, 17 and 18 shall survive the termination of this Agreement.

                  15. ASSIGNMENT. This Agreement shall not be assigned to other parties.

                  16. GOVERNING LAW. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the State of Virginia, without regard to the conflicts of laws principles thereof.

                  17. NOTICES. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

                     a. delivered by hand;

                     b. sent be telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or



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                     c. received by the addressee as sent be express delivery
service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

                          (i) if to the Employer:

                                  SteelCloud Inc.
                                  1306 Squire Court
                                  Sterling, Virginia 20166
                                  Attention: Thomas P. Dunne
                                  Telefax:  (703) 450-0406
                                  Telephone:  (703) 450-0450

                                  Gersten, Savage & Kaplowitz, LLP
                                  101 East 52nd Street
                                  9th Floor
                                  New York, New York 10022
                                  Attention:  Jay M. Kaplowitz, Esq.
                                  Telefax: (212) 980-5192
                                  Telephone: (212) 752-9700

                          (ii) if to the Employee:

                                  Kevin Murphy
                                  4331 Amnesty Place
                                  Fairfax, VA 22030


                  18. SEVERABILITY OF AGREEMENT. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.















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                  IN WITNESS WHEREOF, the undersigned have executed this
agreement as of the day and year first above written.

                                 STEELCLOUD INC.


                                         By:
                                                  ------------------------------
                                                  Thomas P. Dunne
                                                  Chief Executive Officer


                                                  ------------------------------
                                                  Kevin Murphy



















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                                   SCHEDULE A


Benefits

o        $500 monthly car allowance

o        Company paid health and dental benefits

o        Company paid cell phone

o        Corporate Credit Card to execute Company purchases

o        Paid COBRA coverage if terminated

o        4 weeks paid vacation





























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